UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 3, 2025

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3024 Sierra Juniper Ct
Las Vegas, Nevada	89138
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2025, Verb Technology Company, Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with certain institutional investors (the “PIPE Subscribers”) in an aggregate amount of approximately $558 million, pursuant to which the Company agreed to issue, and the PIPE Subscribers agreed to purchase, shares of common stock, par value $0.0001 per share, (the “Common Stock”), at a purchase price of $9.51 per share (and pre-funded warrants to purchase shares of Common Stock at a purchase price per warrant of $9.5099) (the “Pre-Funded Warrants” and such offering, the “PIPE Financing”). The shares of Common Stock and Pre-Funded Warrants will be issued in a private placement in reliance upon an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

The net proceeds from the PIPE Financing are intended to be used by the Company to purchase Toncoin (“TON”), the native cryptocurrency of The Open Network blockchain, and for working capital and general corporate purposes. The PIPE Financing is expected to close on or about August 7, 2025.

On July 31, 2025, Verb Subsidiary 3, Corp., a wholly owned subsidiary of the Company, entered into a purchase agreement to purchase TON in the aggregate amount of approximately $272.7 million at a purchase price of $1.83 per TON. The closing of the TON purchase is contingent upon the satisfaction of certain conditions, including the closing of the PIPE Financing, and customary conditions as set forth therein.

The closing of the PIPE Financing is contingent upon the satisfaction or waiver of customary closing conditions. Pursuant to the Subscription Agreements, the Company has agreed to use commercially reasonable efforts to file with the Securities and Exchange Commission (the “SEC”), within thirty (30) calendar days after the closing of the PIPE Financing, a registration statement registering the resale of the shares of Common Stock and any shares issuable upon exercise of the Pre-Funded Warrants (the “Registrable Securities”). The Company shall use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after filing, but no later than the fifteenth (15th) business day (or 60th business day if the SEC notifies the Company that it will review the registration statement) following the filing of such resale registration statement. The Company is also obligated to maintain the effectiveness of the registration statement for a period ending on the earlier of (A) the date the PIPE Subscriber ceases to hold any Registrable Securities, (B) the date all Registrable Securities held by the PIPE Subscriber may be sold without restriction under Rule 144, and (C) three years from the effective date of the registration statement. Additionally, approximately one-third of the investors have agreed to lock-up restrictions with the Company whereby they will not sell or transfer the Company’s securities for six or more months from the signing of the subscription agreement, subject to customary exceptions.

The Subscription Agreement shall terminate and be void and of no further force and effect upon the earliest to occur of (1) the mutual written agreement of the respective parties to terminate such agreement; (2) if any of the conditions to closing are not satisfied or capable of being satisfied on or prior to the closing and, as a result, the transactions contemplated by the Subscription Agreement will not be or are not consummated at closing; and (3) at the election of the PIPE Subscribers, on or after August 15, 2025.

The form of Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”), and the foregoing description thereof is qualified in its entirety by reference to the full text of the form of Subscription Agreement and the terms of which are incorporated by reference herein.

Cohen & Company Securities, LLC, acting through its Cohen & Company Capital Markets division (“Placement Agent”), is acting as placement agent in connection with the PIPE Financing. The Company has agreed to pay the Placement Agent a cash placement fee equal to 5.0% of the aggregate gross proceeds of the PIPE Financing, excluding any gross proceeds from investors introduced directly by the Company, and an equity fee consisting of shares of Common Stock equal to 2.0% of the gross proceeds of the PIPE Financing, also excluding any gross proceeds from such investors. The Company has also agreed to reimburse certain reasonable and documented out-of-pocket expenses of the Placement Agent in connection with the PIPE Offering, including but not limited to the reasonable fees and disbursements of outside attorneys, up to a maximum of $150,000.

Item 7.01. Regulation FD.

On August 4, 2025, the Company issued a press release announcing the PIPE Offering. A copy of the press release is attached as Exhibit 99.1 hereto, and a copy of the investor presentation used with investors in the PIPE Financing is attached as Exhibit 99.2 hereto.

With support from Kingsway Capital and Blockchain.com, the Company plans to rebrand as TON Strategy Co. and dedicate the majority of the proceeds to acquiring and holding Toncoin as its primary treasury reserve asset. The new business line will focus on building a significant on-chain Toncoin treasury, emphasizing transparency, compliance, and verification of holdings. Additional updates regarding the acquisition of Toncoin, treasury growth, and governance measures are expected in the coming weeks. The Company’s existing business operations will continue and are expected to continue to expand.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibits 99.1 and 99.2 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On August 1, 2025, the Company redeemed in full all outstanding shares of its Series D Non-Convertible Preferred Stock (the “Series D Preferred Stock”). The redemption was effected pursuant to the terms and conditions set forth in the Certificate of Designation of the Series D Preferred Stock, and the Company paid an aggregate cash amount equal to the applicable Series D Preferred Liquidation Amount (the original issue price plus any accrued but unpaid 9% annual preferred return) for all shares redeemed. Following this redemption, no shares of Series D Preferred Stock remain outstanding.

The Series D Preferred Stock, originally issued on April 22, 2025, to Streeterville Capital, LLC, accrued a 9% annual preferred return and did not carry voting rights. The redemption of the Series D Preferred Stock was funded from the Company’s available cash resources and is part of the Company’s ongoing efforts to optimize its capital structure in connection with the PIPE Financing and TON treasury strategy.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected settlement of the PIPE Financing, the Company’s existing operations and the implementation of a TON treasury strategy. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. Important factors that may affect actual results or outcomes include, but are not limited to: risks related to whether the Company will be able to satisfy the conditions required to close the transactions; the potential impact of market and other general economic conditions; the ability of the Company to successfully execute its business plan, including the implementation of the TON treasury strategy and achieve the intended benefits thereof; the Company’s failure to manage growth effectively; the Company’s failure to fully realize the anticipated benefits of the PIPE Offering and use of proceeds therefrom; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC, and in the Company’s subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

No Offer or Solicitation

None of this Current Report nor the exhibits attached hereto constitutes an offer to sell, or a solicitation of an offer to buy Common Stock or any other securities, nor shall there be any sale of Common Stock or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant (included in Exhibit 10.1).

10.1	Form of Subscription Agreement, dated as of August 3, 2025, by and between Verb Technology Company, Inc., VERB Subsidiary 1, Corp., VERB Subsidiary 2, Corp., VERB Subsidiary 3, Corp. and certain investors party thereto.

99.1	Press Release, dated August 4, 2025

99.2	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2025	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer